2005 Store Support & DC

 TEAMSHARE

Serve your Customers, Simplify Processes, Control Expenses, Work Smart. . .

TEAMSHARE is an annual incentive program designed to encourage high performance, while rewarding employees for their commitment to Dollar General’s success. It’s called TEAMSHARE because it requires teamwork. . .our TEAMSHARE goals can only be met through the effort of every DG employee. Reaching our goals requires dedication to establishing cost efficiencies, simplifying processes, and focusing on customers. Strive for excellence in 2005!

Your 2005 TEAMSHARE Plan

Fiscal Year-end Total Net Income	Bonus Level	Your Bonus

$____________	3	_____%
$____________	2	_____%
$____________	1	_____%
* Plan information is non-public and confidential.

How Does it Work?

Your TEAMSHARE bonus is based on the Company’s total net income at fiscal year-end.  That means if Dollar General’s year-end net income is $______________, you will receive a “1st Level” TEAMSHARE bonus. If the year-end net income is $_______________, you will receive a “2nd Level” TEAMSHARE bonus. Payout opportunities between “levels” are possible.

You can calculate your bonus using the following formula:

Base Pay x Bonus Payout Opportunity x mos. of service

12 months

Please refer to program guidelines (on back of page) for more details.

What is Net Income?

Net Income = Gross Margin – Operating Expenses, Interest Expense and Taxes

Note:  May exclude unusual items as approved from time to time by the Compensation Committee of the Board of Directors.

•

Operating Expenses = Payroll, Supplies, Operating Costs, Utilities, etc.

Strive for excellence in 2005!

GUIDELINES

Who’s Eligible?

An employee must meet each of the following criteria:

1.

Regular, full-time or part-time Store Support or DC employee during the fiscal year.

2.

Actively employed with Dollar General on March 15, 2006.  An employee terminated for gross misconduct after March 15, 2006 will forfeit his/her bonus.

3.

Receive a year-end performance rating of “meets standard” (1.75) or greater.

Months of Service

Bonuses are pro-rated based on the number of months employed during the fiscal year. An employee must be hired/rehired on or before the 15th of the month to receive credit for the month.

Example

Jane Doe hired on June 20, 2005.

Jane will not receive credit for June as the majority of the month is over.

Jane will receive credit for July, 2005 – January, 2006.

Jane will receive a pro-rated bonus for seven months = 7/12

Rehired Employees

Employees who leave the company and are rehired during the same fiscal year will be bonus eligible from the date of rehire unless rehired within 30 days from the date of termination. Service will be bridged for persons who are away from the Company less than 30 days. Persons who are rehired after 30 days forfeit any bonus amount earned during the fiscal year prior to termination.

Transfers/Promotions

Employees who also worked in a retail position during the fiscal year are eligible for a pro-rated bonus from each bonus plan. Note: Eligibility requirements must be met in each respective plan to receive a bonus from that plan.

Example

District Manager from Jan 29, 2005 – June 12, 2006 = 4/12 District bonus plan

Corporate employee from June 13, 2005 – Feb 3, 2006 = 8/12 Store Support bonus plan

Employees on Leave of Absence

Employees on leave are eligible for a pro-rated bonus based on the number of months worked during the fiscal year (provided employment has not terminated before March 15, 2006).

Bonus Payout

If the Company meets its performance goals and you meet the eligibility guidelines, you will be eligible for a TEAMSHARE bonus! Please note that the IRS considers a bonus to be supplemental income. Therefore, the minimum federal tax, as well as FICA and other applicable state taxes, are deducted as required.

Your bonus will be paid as soon as possible after the Company year-end performance results are available. Generally, checks are issued in April.

* Dollar General reserves the right to adjust, amend or suspend the TEAMSHARE program at any time.